SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
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[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2)
[  ]  Definitive Proxy Statement
[x ]   Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  ADT Limited

               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):
[x ]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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[  ]  Fee paid previously with preliminary materials.

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      number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      The following press release was issued by ADT on April 29, 1997:




FOR IMMEDIATE RELEASE                                               [ADT LOGO]

ADT Limited ("ADT")                                              Press Release

ADT MAILS PROXY STATEMENT TO ITS SHAREHOLDERS SOLICITING PROXIES IN OPPOSITION TO WESTERN RESOURCES
______________________________________________________________________________

Hamilton, Bermuda, April 29, 1997 -- ADT Limited (NYSE-ADT) announced today that it has mailed a proxy statement to ADT shareholders relating to the Special General Meeting called for July 8, 1997.

ADT is soliciting proxies from its shareholders in opposition to Western Resources' proposals to remove the entire ADT board of directors and replace them with two of Western's own employees.

Commenting, Mr. Michael A. Ashcroft, Chairman and Chief Executive Officer of ADT, said:

"ADT sees no merit whatsoever in Western's unsolicited proposals and, indeed, has noted the significant reduction in Western's first quarter earnings per share, its increased debt load and the continuing erosion in its dividend cover. This is not a pretty picture".

ADT will, in the near future be convening a separate meeting to approve certain matters relating to the agreed transaction between ADT and Tyco, which the ADT board unanimously believes to be in the best interests of ADT shareholders, and will be distributing a joint proxy statement / prospectus to shareholders in due course.

ADT, through its subsidiaries, is the largest provider of electronic security services in North America and the United Kingdom, providing continuous monitoring of commercial and residential security systems to over 1.8 million customers.

Contact:
-------
ADT, Inc.
561-988-3600

Note:
----
This and other press releases are available through Company News On-Call by fax; call 800-758-5804, extension 112511, or at http://www.prnewswire.com/

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